EXHIBIT 99.1
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Mining Services International
8805 South Sandy Parkway o Sandy, Utah 84070-6408 o 801-233-6000
News Release

                    FOR IMMEDIATE RELEASE: December 13, 2000

CONTACT:            John T. Day, President/CEO
                    Duane W. Moss, Secretary/General Counsel
                    Mining Services International
                    801-233-6000

         Mining Services International to Sell Civil Explosives Business
                        to Union Espanola de Explosivos

SALT LAKE CITY, UTAH - John T. Day, President and Chief Executive Officer of Mining Services International Corporation (NASDAQ/NMS:MSIX) (the "Company") today announced that a definitive agreement has been signed to sell substantially all of the Company's domestic and foreign civil explosives business, to newly formed subsidiaries of Union Espanola de Explosivos, a privately-held Spanish corporation based in Madrid, Spain ("UEE"). UEE is the largest provider of explosives in Europe and one of the largest in the world, with activities on all continents and other operations in initiation systems, defense, sport cartridges and nitrochemicals. Its consolidated annual sales approach 250 million Euros.

Most of the Company's current management team will become employees of UEE's North American subsidiary, and investors in a new UEE subsidiary, in connection with the transaction. Also in connection with the transaction, a new UEE subsidiary will acquire rights to the name "Mining Services International." Under the terms of the agreement, UEE will pay the Company approximately $7,750,000 in cash, assume a note requiring UEE to pay $1,000,000 to the Company over time, and assume substantially all of the Company's liabilities associated with the civil explosives business.

The Company anticipates that UEE's North American subsidiary will make employment offers to all other current employees of the Company's civil explosives business. Dr. John T. Day will remain at the Company as Chief Executive Officer and Board Member, but will also serve as a consultant to UEE.

Assets and interests being retained by the Company include its Nevada Chemicals, Inc. wholly-owned subsidiary, which is a 50% owner in Cyanco, Inc., a joint venture with Degussa Huls Corporation. Cyanco produces cyanide for use in the precious metals mining industry. The Company will also continue to own the corporate office building in Sandy, Utah, most of which will be leased to UEE's North American subsidiary.

Dr. Day stated that completion of the transaction is expected during the first half of 2001. Dr. Day also stated that, "The Company's Board of Directors feels the explosives business sale to UEE best positions the Company and its shareholders for the long-term. This transaction will allow the Company (which must change its name in connection with the closing of the transaction) to look forward with a renewed focus on increasing shareholder value and return with future strategic decisions."

The closing of the proposed transaction is subject to the satisfaction of a number of conditions, including approval by the stockholders of the Company. Shareholders representing approximately 46% of the Company's outstanding shares of common stock have signed agreements to vote in favor of the transaction. There can be no assurance that all necessary conditions will be satisfied or waived and the transaction completed.

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Mining Services International Corporation is a leading innovator, manufacturer and supplier of high quality explosives and specialty chemicals vital to the construction and mining industries. The Company's joint venture, Cyanco, continues as the premier supplier of sales of sodium cyanide to the gold mining industry in the western United States.

The foregoing release contains "forward-looking" statements that are pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Readers and investors are cautioned that forward-looking statements are subject to risks and uncertainties that may affect the Company's future business prospects and performance. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the Company's reports to shareholders and periodic filings with the Securities and Exchange Commission, to which investors are referred. In addition, the proposed transaction with UEE is subject to the satisfaction of a number of conditions, including obtaining necessary third party consents, the release of the Company from its existing line of credit and the establishment of a revolving line of credit by UEE's North American subsidiary, approval of the transaction by the Company's shareholders, and the satisfaction of a number of other contractual obligations.